[BANK ONE LOGO]

                                                                 Exhibit 16(d)-5

                     CONSUMER PLEDGE AND SECURITY AGREEMENT

---------------------------------------------------------------------------------------------
  PRINCIPAL     LOAN DATE   MATURITY   LOAN NO   CALL  COLLATERAL  ACCOUNT  OFFICER  INITIALS
$2,000,000.00  09-27-1999  09-27-2000                      107               38204
---------------------------------------------------------------------------------------------
           References in the shaded area are for Lender's use only and do not limit the applicability of this document to any particular loan or item.

 BORROWER: ERNEST C. GARCIA II                              LENDER: BANK ONE, ARIZONA, N.A.
           JOANNE E. GARCIA                                         PRIVATE BANKING
           4330 NORTH 57TH WAY                                      201 NORTH CENTRAL
           PHOENIX, AZ 85018                                        PHOENIX, AZ 85004

 GRANTOR:  ERNEST C. GARCIA II AND ELIZABETH JOANNE GARCIA
           4330 NORTH 57TH WAY
           PHOENIX, AZ 85018
=============================================================================================

THIS CONSUMER PLEDGE AND SECURITY AGREEMENT IS ENTERED INTO BY ERNEST C. GARCIA II AND ELIZABETH JOANNE GARCIA (REFERRED TO BELOW AS "I") FOR THE BENEFIT OF BANK ONE, ARIZONA, N.A. (REFERRED TO BELOW AS "LENDER").

GRANT OF SECURITY INTEREST. TO SECURE THE INDEBTEDNESS DESCRIBED BELOW (INCLUDING ALL OBLIGATIONS UNDER THE NOTE AND THIS AGREEMENT), I GRANT TO LENDER A SECURITY INTEREST IN ALL OF THE PROPERTY DESCRIBED BELOW. I UNDERSTAND THAT THE FOLLOWING STATEMENTS SET FORTH MY RESPONSIBILITIES AND LENDER'S RIGHTS CONCERNING THE PROPERTY. I AGREE AS FOLLOWS:

DEFINITIONS. When the following words are used in this Agreement, I understand they will have the following meanings:

     AGREEMENT. The word "Agreement" means this Consumer Pledge and Security Agreement, as this Consumer Pledge and Security Agreement may be amended or modified from time to time, together with all exhibits and schedules attached to this Consumer Pledge and Security Agreement from time to time.

     BORROWER. The word "Borrower" means ERNEST C. GARCIA II and JOANNE E.
     GARCIA.

     I. The word "I" means ERNEST C. GARCIA II and ELIZABETH JOANNE GARCIA. Any Grantor who signs this Agreement, but does not sign the Note, is signing this Agreement only to grant a security interest in Grantor's interest in the Collateral to Lender and is not personally liable under the Note except as otherwise provided by contract or law (e.g., personal liability under a guaranty or surety).

     INCOME. The word "Income" means all income, earnings and proceeds from the Property, including all payments, interest, profits, rights, options, dividends, stock dividends, increases, proceeds of any insurance on the Property, shares of stock issued in exchange for shares included in the Property, and all other property given in exchange or substitution for the Property.

     INDEBTEDNESS. The word "Indebtedness" means the indebtedness evidenced by the Note described below, including all principal and interest, together with all other amounts and costs and expenses for which I am responsible under this Agreement or under any other agreement with Lender pertaining to the loan. In addition to the Note, this Agreement secures ALL AMOUNTS Borrower owes to Lender, whether owed now or later. This means that every loan Borrower has now or obtains later with Lender is secured by this Agreement. This Agreement also secures all other amounts and obligations that Borrower may owe to Lender (such as an overdraft on a checking account). I may notify Lender in writing if I no longer am willing to be liable for future amounts owned by Borrower. I will still be liable for all loans to Borrower made or agreed to be made by Lender before Lender actually receives my notice, and all extensions, modifications and renewals of these loans.

     LENDER. The word "Lender" means Bank One, Arizona, N.A., its successors and assigns. The words "successors or assigns" mean any person or company which acquires all or any part of Lender's interest in the Note.

     NOTE. The word "Note" means the promissory note or credit agreement executed by Borrower and payable to Lender in the principal amount of $2,000,000.00 dated September 27, 1999, together with all renewals of, extensions of, modifications of, refinancings of, consolidations of, and substitutions for the promissory note or credit agreement.

     OBLIGOR. The word "Obligor" means each and every person or company that is obligated to pay money or to perform some other act under the Property, such as the person who pays dividends on stock.

     PROPERTY. THE WORD "PROPERTY" MEANS THE FOLLOWING SPECIFICALLY DESCRIBED PROPERTY, WHICH I HAVE DELIVERED OR WILL DELIVER (OR WILL CAUSE TO BE DELIVERED) IMMEDIATELY TO LENDER, TOGETHER WITH ALL INCOME AS DEFINED
     ABOVE:

                 100000.00 SHARES OF UGLY DUCKLING CORPORATION,
                       CUSIP #703512 10 CERTIFICATE #0048

                 100000.00 SHARES OF UGLY DUCKLING CORPORATION,
                       CUSIP #703512 10 CERTIFICATE #0050

                 100000.00 SHARES OF UGLY DUCKLING CORPORATION,
                       CUSIP #703512 10 CERTIFICATE #0051

                 100000.00 SHARES OF UGLY DUCKLING CORPORATION,
                       CUSIP #703512 10 CERTIFICATE #0052

                 100000.00 SHARES OF UGLY DUCKLING CORPORATION,
                       CUSIP #703512 10 CERTIFICATE #0053

                 100000.00 SHARES OF UGLY DUCKLING CORPORATION,
                       CUSIP #703512 10 CERTIFICATE #0054

                 100000.00 SHARES OF UGLY DUCKLING CORPORATION,
                       CUSIP #703512 10 CERTIFICATE #0055

                 100000.00 SHARES OF UGLY DUCKLING CORPORATION,
                       CUSIP #703512 10 CERTIFICATE #0056

                 100000.00 SHARES OF UGLY DUCKLING CORPORATION,
                       CUSIP #703512 10 CERTIFICATE #0057

     IN ADDITION, THE WORD "PROPERTY" INCLUDES ALL MY PROPERTY IN THE POSSESSION OF LENDER (OR IN THE POSSESSION OF SOME OTHER PERSON WHO IS SUBJECT TO THE CONTROL OF LENDER), WHETHER EXISTING NOW OR LATER AND WHETHER TANGIBLE OR INTANGIBLE IN CHARACTER, INCLUDING ALL OF THE FOLLOWING:

          (a) ALL PROPERTY TO WHICH LENDER ACQUIRES TITLE OR DOCUMENTS OF TITLE.

          (b) ALL PROPERTY ASSIGNED TO LENDER.

          (c) ALL PROMISSORY NOTES, STOCK CERTIFICATES, BONDS, SAVINGS PASSBOOKS, TIME CERTIFICATES OF DEPOSIT, INSURANCE POLICIES, AND ALL OTHER SIMILAR INSTRUMENTS AND EVIDENCES OF AN OBLIGATION.

          (d) ALL RECORDS RELATING TO ANY OF THE PROPERTY DESCRIBED IN THIS PROPERTY SECTION, WHETHER IN THE FORM OF WRITING, MICROFILM, MICROFICHE, OR ELECTRONIC MEDIA.

WARRANTIES AND REPRESENTATIONS. I warrant and represent to Lender that: (a) This Agreement is executed at Borrower's request and not at the request of Lender;
(b) I have established adequate means of obtaining from Borrower on a continuing basis information about Borrower's financial condition; and (c) Lender has made no representations to me about Borrower or Borrower's creditworthiness.

MY WAIVERS. I waive all requirements of presentment, protest, demand, and notice of dishonor or non-payment to me, to Borrower, or to any other party to the Indebtedness or the Property. Lender may do any of the following with respect to the Indebtedness or any other obligation of any Borrower, without first obtaining my written consent: (a) grant any extension of time for any payment,
(b) grant any renewal, (c) permit any modification of payment terms or other terms, or (d) exchange or release any Property or other security. No such act or failure to act shall affect Lender's rights against me or the Property.

BORROWER'S WAIVERS AND RESPONSIBILITIES. Lender need not tell Borrower about any action or inaction it takes in connection with this Agreement. Borrower assumes the responsibility for keeping informed about the Property. Borrower waives any defenses that may arise because of any action or inaction of Lender, including any failure or delay of Lender to collect on the Property. Borrower agrees to remain liable under the Note and Indebtedness no matter what action Lender takes or fails to take under this Agreement.

REPRESENTATIONS AND PROMISES WITH RESPECT TO THE PROPERTY. I represent and promise to Lender that:

     OWNERSHIP. I am the lawful owner of the Property. The Property is free of all loans, liens, mortgages, and claims of others except for those I have disclosed to Lender in writing, and which have been accepted by Lender, prior to my signing of this Agreement.

     RIGHT TO PLEDGE. I have the full right, power and authority to enter into this Agreement and to grant a security interest in the Property to Lender.

09-27-1999              CONSUMER PLEDGE AND SECURITY AGREEMENT            PAGE 2
LOAN NO                             (CONTINUED)
================================================================================

     NO FURTHER TRANSFER. I have not and will not sell, transfer, mortgage, or otherwise dispose of any of my rights in the Property except as allowed in this Agreement.

     NO DEFAULTS. There are no defaults existing under the Property, and there are no offsets or counterclaims to the same. I will strictly and promptly do everything required of me under all the terms, conditions, promises, and agreements contained in or relating to the Property.

COVENANTS. I will comply with the following covenants at all times during the period of time this Agreement is effective unless Lender shall otherwise consent in writing:

     DELIVERY OF INSTRUMENTS AND/OR CERTIFICATES. Contemporaneously herewith, I covenant and agree to deliver to Lender any certificates, documents or instruments representing or evidencing the Property, with my endorsement thereon and/or accompanied by proper instruments of transfer and assignment duly executed in blank with, if requested by Lender, signatures guaranteed by a bank or member firm of the New York Stock Exchange, all in form and substance satisfactory to Lender.

     FURTHER ASSURANCES. I will from time to time at my expense promptly execute and deliver all further instruments and documents and take all further action necessary or appropriate or that Lender may request in order (i) to perfect and protect the security interest created or purported to be created hereby in the Property and the first priority of such security interest, (ii) to enable Lender to exercise and enforce its rights and remedies hereunder in respect of the Property, and (iii) to otherwise effect the purposes of this Agreement. If all or any part of the Property is securities issued by an agency or department of the United States, I covenant and agree, at Lender's request, to cooperate in registering such securities in Lender's name or with Lender's account maintained with a Federal Reserve Bank.

LENDER'S RIGHTS AND OBLIGATIONS WITH RESPECT TO THE PROPERTY. Lender may hold the Property until all Indebtedness has been paid. Thereafter Lender may deliver the Property to me or to any other owner of the Property. Lender will have the following rights in addition to all other rights Lender may have by law:

     MAINTENANCE AND PROTECTION OF PROPERTY. Lender may do such things as it thinks necessary or desirable to protect, maintain, insure, store, or care for the Property, including paying of any liens or claims against the Property. This may include such things as hiring other people, such as attorneys, appraisers or other experts. Lender may charge me for any cost incurred in so doing. When applicable law provides more than one method of perfection of Lender's security interest, Lender may choose the method(s) to be used. If the Property consists of stocks, bonds or other securities for which no certificate has been issued, I agree, at Lender's request, either to request issuance of an appropriate certificate or to give instructions on Lender's forms to the issuer, transfer agent, mutual fund company, or broker, as the case may be, to record on its books or records Lender's security interest in the Property.

     INCOME FROM THE PROPERTY. Lender may receive all Income and add it to the Property held by Lender under this Agreement. If I receive any Income from the Property, and if Lender requires me to do so, I immediately will advise Lender. If Lender requests, I will deliver the Income to Lender immediately upon my receipt in the exact form received. Unless permitted by Lender, I will not mix the Income with any of my accounts or other property, and if required by Lender, I will deliver the Income to Lender whether the Income is an addition to, in discharge of, in substitution of, or in exchange for any of the Property.

     APPLICATION OF CASH. Lender, at its option, may apply any cash (whether included in the Property or received as Income or proceeds of a sale of any of the Property) to the payment of part or all of the Indebtedness, whether or not the Indebtedness is then due.

     MODIFYING THE INDEBTEDNESS. Lender may (a) extend time for payment or other performance, (b) grant a renewal or change, or (c) compromise or release any obligation, with any one or more Borrowers, endorsers, or guarantors of the Indebtedness, as Lender deems advisable, without obtaining my prior written consent. No such act or failure to act will affect Lender's rights against me or the Property.

     ALL PROPERTY SECURES INDEBTEDNESS. All Property will be security for the Indebtedness, whether the Property is located at one or more offices or branches of Lender. This will be the case whether or not the office or branch where I obtained my loan knows about the Property or relies upon the Property as security.

     COLLECTION OF PROPERTY. Lender at its option may, but need not, collect the Income directly from the Obligors. I authorize and direct the Obligors, if Lender decides to collect the Income, to pay and deliver to Lender all Income from the Property and to accept Lender's receipt for the payments.

     POWER OF ATTORNEY. I appoint Lender as my attorney-in-fact, with full power to act for me. This power of attorney will remain in effect until all Indebtedness is paid in full. Lender, as my attorney-in-fact, may among other things (a) demand, collect, receive, receipt for, sue and recover all Income which may now or hereafter become due, owing or payable from the Obligors in accordance with the terms of the Property; (b) execute, sign and endorse any and all instruments, receipts, checks, drafts and warrants issued as Income or in payment for the Property; (c) settle or compromise any and all claims arising under the Property and, in my place and name, execute and deliver its release and acquittance for me; (d) file any claim or claims or take any action or institute or take part in any proceedings, either in Lender's own name or in my name, or otherwise, which in Lender's opinion may seem to be necessary or advisable; and (e) execute in my name and deliver to the Obligors on my behalf, at the time and in the manner specified by the Property, any necessary instruments or documents.

LENDER'S EXPENDITURES. All expenditures made by Lender under this Agreement will become a part of the Indebtedness secured by this Agreement. All expenses incurred or paid by Lender for such purposes will then bear interest at the rate charged under the Note from the date incurred or paid by Lender to the date of repayment by me. All such expenses, at Lender's option, will (a) be payable on demand, (b) be added to the balance of the Note and be apportioned among and be payable with any instalment payments to become due during either (i) the term of any applicable insurance policy or (ii) the remaining term of the Note, or
(c) be treated as a balloon payment which will be due and payable at the Note's maturity. This Agreement also will secure payment of these amounts.

LIMITATIONS ON OBLIGATIONS OF LENDER. Lender will use ordinary reasonable care in the physical preservation and custody of the Property in Lender's possession, but will have no other obligation to protect the Property or its value. Lender will not be responsible for (a) collecting or protecting any Income from the Property; (b) preserving rights against parties to the Property or against third persons; (c) ascertaining any maturities, calls, conversions, exchanges, offers, tenders, or similar matters relating to any of the Property; or (d) informing me about any of these matters, whether or not Lender has or is deemed to have knowledge of such matters. Except as provided above, Lender will have no responsibility or liability whatsoever for any deterioration or decrease in the value of the Property.

DEFAULT. I WILL BE IN DEFAULT IF ANY OF THE FOLLOWING HAPPENS: (a) Borrower fails to make any payment when due on the Indebtedness. (b) I or Borrower break any promise made to Lender in this Agreement or in any other agreement or loan with Lender. (c) I or Borrower die, become insolvent, or file a petition in bankruptcy or similar proceedings, or am adjudged a bankrupt. (d) Any creditor or governmental agency tries to take any of the Property. This includes the taking or garnishment of any of Borrower's accounts or my accounts with Lender.
(e) Any of the events described above in this default section happens to any guarantor of any of the Indebtedness.

RIGHTS AND REMEDIES ON DEFAULT. If I am in default under this Agreement, Lender may do any or all of the following:

     ACCELERATE INDEBTEDNESS. Declare all Indebtedness immediately due and payable, subject to any cure and notice provisions required by law, without notice.

     COLLECT THE PROPERTY. Collect any of the Property, and, at Lender's option and to the extent permitted by applicable law, retain possession of the Property while suing on the Indebtedness.

     SELL THE PROPERTY. Sell the Property, at Lender's discretion, as a unit or in parcels, at one or more public or private sales. Unless the Property is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, Lender will give or mail to me, or any of the Borrowers, notice at least ten (10) days in advance of the time and place of public sale, or of the date after which private sale may be made. I agree that any requirement of reasonable notice is satisfied if Lender mails notice by ordinary mail addressed to me, or to any of the Borrowers, at the last address I have given Lender in writing. If public sale is held, there will be sufficient compliance with all requirements of notice to the public by a single publication in any newspaper of general circulation in the county where the Property is located. The notice will set forth the time and place of sale and a brief description of the property to be sold. Lender may be a purchaser at any public sale.

     REGISTER SECURITIES. Register any securities included in the Property in Lender's name and exercise any rights normally of an owner of securities.

     SELL SECURITIES. Sell any securities included in the Property in a manner consistent with applicable federal and state securities laws. If, because of restrictions under such laws, Lender is unable, or believes it is unable, to sell the securities in an open market transaction, I agree that Lender will have no obligation to delay sale until the securities can be registered. Then Lender may make a private sale to one or more persons or to a restricted group of persons, even though such sale may result in a price that is less favorable than might be obtained in an open market transaction. Such a sale will be considered commercially reasonable. If any securities held as Property are "restricted securities" as defined in the Rules of the Securities and Exchange Commission (such as Regulation D or Rule 144) or the rules of state securities departments under state "Blue Sky" laws, or if I or any other owner of the Property is an affiliate of the issuer of the securities, I agree that neither I, nor any member of my family, nor any other person signing this Agreement will sell or dispose of any securities of such issuer without obtaining Lender's prior written consent.

     TRANSFER TITLE. Transfer title to the Property upon the sale of all or part of the Property. For this purpose, I irrevocably appoint Lender as

09-27-1999              CONSUMER PLEDGE AND SECURITY AGREEMENT            PAGE 3
LOAN NO                              (CONTINUED)
================================================================================

     my attorney-in-fact to execute such endorsements, assignments and instruments in my name as Lender in its judgment may think to be necessary or reasonable.

     OTHER RIGHTS AND REMEDIES. Exercise any or all of the rights and remedies of a secured creditor under the provisions of the Uniform Commercial Code, at law, in equity, or otherwise.

     APPLICATION OF PROCEEDS. Apply any cash which is part of the Property or Income or which is received from the collection or sale of the Property as follows: (a) to reimbursement of Lender's expenses incurred in connection with the collection and sale of the Property, such as Lender's attorneys' fees and court costs, costs of securities registration or commissions incurred in connection with a sale, and other costs of sale; (b) to the payment of the Indebtedness; and (c) any excess funds to be paid to me or to any other Borrower as our interests may appear. Borrower agrees, to the extent permitted by law, to pay any deficiency remaining after application of the proceeds of the Property to the Indebtedness.

     CUMULATIVE REMEDIES. All of Lender's rights and remedies will be cumulative and may be exercised alone or together. An election by Lender to choose any one remedy will not bar Lender from using any other remedy. If Lender decides to spend money or to perform any of my obligations under this Agreement, after my failure to do so, that decision by Lender will not affect Lender's right to declare me in default and to exercise its remedies.

MISCELLANEOUS PROVISIONS.

     AMENDMENTS AND INTERPRETATION. (a) What is written in this Agreement is my entire agreement with Lender concerning the Property. This Agreement may not be changed except by another written agreement between us. (b) If more than one person signs below, our obligations are joint and several. This means that the words "I," "me," and "my" mean each and every person or entity signing this Agreement, and that, if Lender brings a lawsuit, Lender may sue any one or more of us. (c) The names given to paragraphs or sections in this Agreement are for convenience purposes only. They are not to be used to interpret or define the provisions of this Agreement. (d) I agree that this Agreement is the best evidence of my agreements with Lender. If a court finds that any provision of this Agreement is not valid or should not be enforced, that fact by itself will not mean that the rest of this Agreement will not be valid or enforced. Therefore, a court will enforce the rest of the provisions of this Agreement even if a provision of this Agreement may be found to be invalid or unenforceable.

     APPLICABLE LAW. THIS AGREEMENT HAS BEEN DELIVERED TO LENDER AND ACCEPTED BY LENDER IN THE STATE OF ARIZONA. IF THERE IS A LAWSUIT, I AND BORROWER AGREE UPON LENDER'S REQUEST TO SUBMIT TO THE JURISDICTION OF THE COURTS OF MARICOPA COUNTY, THE STATE OF ARIZONA. SUBJECT TO THE PROVISIONS ON ARBITRATION, THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ARIZONA.

     ATTORNEYS' FEES AND OTHER COSTS. If Lender hires or pays money to someone else to help enforce this Agreement or to collect any Indebtedness, I will pay that amount. This amount includes Lender's attorneys' fees and Lender's legal expenses whether or not there is a lawsuit, including attorneys' fees and legal expenses for bankruptcy proceedings (and including efforts to modify or vacate any automatic stay or injunction), appeals, and any anticipated post-judgment collection services. I will also pay court costs, in addition to all other sums provided by law. This Agreement also secures all of these amounts.

     FINANCING STATEMENTS. At Lender's request, I will promptly sign all other documents, such as financing statements and certificates of title, to perfect, protect, and continue Lender's security interest in the Property. This includes making sure Lender is shown as the first and only security interest holder on the title covering the Property. I will pay all filing fees, title transfer fees, and other fees and costs involved unless prohibited by law or unless Lender is required by law to apply such fees and costs. I irrevocably appoint Lender as my attorney-in-fact to execute financing statements and documents of title in my name and to execute all documents necessary to transfer title if there is a default. Lender may file a copy of this Agreement as a financing statement. If I change my name, or if the name of any person granting a security interest under this Agreement changes, I will promptly notify the Lender of such change.

     NOTICES. I understand that all notices when required to be given under this Agreement, whether from Lender to me or from me to Lender, must be given in writing. Notices will not be effective until actually delivered, or when deposited with a nationally recognized overnight courier or when deposited in the United States mail, first class, postage prepaid, addressed to the party to whom the notice is to be given at the address shown above. Any person may change his or her address for notices under this Agreement by giving formal written notice to the other person or persons, specifying that the purpose of the notice is to change the person's address. I agree that, to the extent permitted by law, if there is more than one person signing this Agreement, Lender may give notice to any one of us and that will be considered as giving notice to all of us unless the law requires notice to all signers. It will be our responsibility to tell the others of the notice from Lender. For this purpose, I agree to keep Lender informed at all times of my current address.

     WAIVER. I understand Lender will not give up any of its rights under this Agreement unless it does so in writing. The fact that Lender delays or omits to exercise any right will not mean that Lender has given up that right. If Lender does agree in writing to give up one of its rights, that does not mean I will not have to comply with the other provisions of this Agreement. I also understand that if Lender does consent to a request, that does not mean that I will not have to get Lender's consent again if the situation happens again. I further understand that just because Lender consents to one or more of my requests, that does not mean Lender will be required to consent to any of my future requests. I waive presentment, demand for payment, protest, and notice of dishonor.

ADDITIONAL PROVISION. I hereby warrant and represent that the Collateral is not subject to any agreement or restriction relating to the free transferability of the Collateral other than that appearing of the certificates evidencing the Collateral.

DETERIORATION OF COLLATERAL VALUE. I agree that at all times the ratio of the outstanding principal balance of the Note to the aggregate market value of the pledged securities comprising all or part of the Property (the "Pledged Securities") shall not exceed 50% (the "Default Ratio"), which value shall be determined according to the then-current trading price on the exchange that trades the Pledged Securities, or by such other appropriate method (which determination shall be made by Lender in its sole discretion). If at anytime such ratio exceeds the Default Ratio, I shall, within five (5) days following written notice by Lender to me of the failure to maintain the Default Ratio, either (a) deliver and pledge to Lender additional Property acceptable to Lender in its sole discretion, or (b) reduce the outstanding principal amount of the Note to such amount as is sufficient to cause such ratio to no longer exceed the Default Ratio. If I fail to make the required delivery or reduction within the permitted 5 days, my failure shall be an immediate and additional default under this Agreement and Lender may exercise any and all rights and remedies (including, without limitation, sale of the Pledged Securities or other Property) without any further notice by Lender to me. Regardless of anything to the contrary in this paragraph, I will be in default if at anytime such ratio exceeds 55%, and Lender may exercise any or all rights and remedies (including, without limitation, sale of the Pledged Securities or other Property) without any notice by Lender to me, regardless of whether five (5) days shall have elapsed since any notice by Lender to me.

ADDITIONAL REPRESENTATION WITH RESPECT TO THE PROPERTY. I further represent to Lender that the Property is not subject to any agreement or restriction relating to the free transferability of the Property other than that appearing on the certificates evidencing the Property.

I HAVE READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS CONSUMER PLEDGE AND SECURITY AGREEMENT AND AGREE TO ITS TERMS. THIS AGREEMENT IS DATED SEPTEMBER 27, 1999.

GRANTOR:

X  /s/ ERNEST C. GARCIA II            X  /s/ ELIZABETH JOANNE GARCIA
 ------------------------------        ---------------------------------
       ERNEST C. GARCIA II                   ELIZABETH JOANNE GARCIA

================================================================================
LASER PRO, Reg. U.S. Pat. & T.M. Off., Ver.3.25a(c) 1999 CFI ProServices, Inc. All rights reserved. [AZ-E55 E3.25 F3.25 P3.25 GARCIAE.LN C35.OVL]